                                                                    EXHIBIT 4.10

                              CERTIFICATE OF TRUST
                             OF ACS CAPITAL TRUST I

         This Certificate of Trust of ACS Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. Sec.3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is ACS Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trustee Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                                            WILMINGTON TRUST COMPANY, not
                                            in its individual capacity but
                                            solely as Delaware Trustee

                                            By: /s/ James P. Lawler
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                                            Name: James P. Lawler
                                                 -------------------------
                                            Title:  Vice President
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